As filed with the Securities and Exchange Commission on September 28, 2021

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Freeline Therapeutics Holdings plc

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Stevenage Bioscience Catalyst Gunnels Wood Road Stevenage, Hertfordshire SG1 2FX United Kingdom +44 (0)1438 906870
(Address of Principal Executive Offices)

Freeline Therapeutics Holdings plc 2021 Equity Inducement Plan (Full title of the plans)

Freeline Therapeutics, Inc. c/o CT Corporation Corporation Trust Center 1209 Orange Street Wilmington, DE 19808 (Name and Address of Agent For Service) (302) 636-5401
(Telephone number, Including Area Code, of Agent For Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Graham Robinson Michael Hong Skadden, Arps, Slate, Meagher & Flom LLP 500 Boylston Street Boston, MA 02116 (617) 573-4850

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

(Do not check if a smaller reporting company)		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Ordinary shares, nominal value £0.00001 each, to be issued pursuant to awards granted under the Freeline Therapeutics Holdings plc 2021 Equity Inducement Plan	1,400,000	$3.86(3)	$5,404,000	$589.58

(1)

The ordinary shares of Freeline Therapeutics Holdings plc (the “Registrant”), nominal value £0.00001 each (“Ordinary Shares”), being registered hereby may be represented in the form of the Registrant’s American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts (“ADRs”), with each ADS representing one Ordinary Share. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered on a separate registration statement on Form F-6 (File No. 333-240125).

(2)

This Registration Statement on Form S-8 (this “Registration Statement”) covers Ordinary Shares of the Registrant issuable pursuant to the Freeline Therapeutics Holdings plc 2021 Equity Inducement Plan (the “Inducement Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares that become issuable under the Inducement Plan by reason of any share dividend, share split or other similar transaction.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant’s ADSs, as reported on the Nasdaq Global Select Market on September 21, 2021 and has been used as these ADSs are without a fixed price.

(4)	Rounded up to the nearest penny.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2020 (File No. 001-39431) filed with the Commission on March  31, 2021, including Exhibits 2.3 and 2.4 thereto;

(b) Our Report on Form 6-K furnished to the SEC on May 17, 2021 (but excluding Exhibit 99.1 thereto), our Report on Form 6-K furnished to the SEC on June 2, 2021 (only with respect to the section entitled “Director’s Remuneration Report—Implementation of the Remuneration Policy for the Year Ending 31  December 2020” included in Exhibit 99.3 thereto) and our Report on Form 6-K furnished to the SEC on August 16, 2021 (but excluding Exhibit 99.1 thereto);

(c) The description of the Registrant’s share capital which is contained in the Registrant’s Registration Statement Form 8-A (File No. 001-39431), dated August  5, 2020, as updated by Exhibits 2.3 and 2.4 to the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2020, including any amendments or supplements thereto; and

(d) The description of the Registrant’s ADSs evidenced by ADRs, each representing one Ordinary Share, contained in Amendment No. 1 to the Registrant’s Registration Statement on Form F-6 (File No. 333-240125) filed with the Commission on August 5, 2020, as updated by Exhibits 2.3 and 2.4 to the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2020, including any amendment thereto or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Subject to the Companies Act 2006, members of the Registrant’s board of directors and its officers (excluding auditors) have the benefit of the following indemnification provisions in the Registrant’s articles of association:

Current and former members of the Registrant’s board of directors or officers shall be reimbursed for:

(i)

all costs, charges, losses, expenses and liabilities sustained or incurred in relation to his or her actual or purported execution of his or her duties in relation to the Registrant, including any liability incurred in defending any criminal or civil proceedings; and

(ii)

expenses incurred or to be incurred in defending any criminal or civil proceedings, in an investigation by a regulatory authority or against a proposed action to be taken by a regulatory authority, or in connection with any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the Registrant as a company, or collectively the Statutes, arising in relation to the Registrant or an associated company, by virtue of the actual or purposed execution of the duties of his or her office or the exercise of his or her powers.

In the case of current or former members of the Registrant’s board of directors, there shall be no entitlement to reimbursement as referred to above for (i) any liability incurred to the Registrant or any associated company, (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defense of any criminal proceeding if the member of the Registrant’s board of directors is convicted, (iv) the defense of any civil proceeding brought by the Registrant or an associated company in which judgment is given against the director, and (v) any application for relief under the Statutes in which the court refuses to grant relief to the director.

In addition, members of the Registrant’s board of directors and its officers who have received payment from the Registrant under these indemnification provisions must repay the amount they received in accordance with the Statutes or in any other circumstances that the Registrant may prescribe or where the Registrant has reserved the right to require repayment.

In addition, the Registrant has entered or intends to enter into a deed of indemnity with each of its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number

4.1	Articles of Association of Freeline Therapeutics Holdings plc (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F, filed on March 31, 2021)

4.2	Deposit Agreement (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Annual Report on Form 20-F, filed on March 31, 2021)

4.3	Form of American Depositary Receipt (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Annual Report on Form 20-F, filed on March 31, 2021)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, counsel of Freeline Therapeutics Holdings plc, as to the validity of the Ordinary Shares (filed herewith)

23.1	Consent of Deloitte LLP, independent registered public accounting firm of Freeline Therapeutics Holdings plc (filed herewith)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, counsel of Freeline Therapeutics Holdings plc (included in Exhibit 5.1)

24	Powers of Attorney (included in the signature pages hereto)

99.1	Freeline Therapeutics Holdings plc 2021 Equity Inducement Plan (filed herewith)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the Inducement Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 28, 2021.

FREELINE THERAPEUTICS HOLDINGS PLC

By:	/s/ Michael J. Parini
	Name:	Michael J. Parini
	Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Freeline Therapeutics Holdings plc hereby severally constitute and appoint Stephen P. Diamond, Jr. and Benjamin Warriner as our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Freeline Therapeutics Holdings plc to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael J. Parini Michael J. Parini	Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2021

/s/ Benjamin Warriner Benjamin Warriner	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	September 28, 2021

/s/ Chris Hollowood, Ph.D. Chris Hollowood, Ph.D.	Chairman of the Board of Directors	September 28, 2021

/s/ Amit Nathwani, M.D. Amit Nathwani, M.D.	Director	September 28, 2021

/s/ Martin Andrews Martin Andrews	Director	September 28, 2021

/s/ Jeffrey Chodakewitz, M.D. Jeffrey Chodakewitz, M.D.	Director	September 28, 2021

/s/ Julia P. Gregory Julia P. Gregory	Director	September 28, 2021

/s/ Colin Love Colin Love	Director	September 28, 2021

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Freeline Therapeutics Holdings plc has signed this registration statement on September 28, 2021.

FREELINE THERAPEUTICS, INC.

By:	/s/ Stephen P. Diamond, Jr.
	Name:	Stephen P. Diamond, Jr.
	Title:	Vice President